Assurant, Inc. Subsidiaries as of December 31, 2015

Subsidiary Name                            State or Country of Organization
1463873 Ontario Inc.                            Canada
1869738 Ontario Inc.                            Canada
9167-1990 Quebec Inc.                            Canada
ABI International                                Cayman Islands
ABIG Holding de Espana, S.L.                        Spain
ALOC Holdings ULC                            Canada
American Bankers General Agency, Inc.                    Texas
American Bankers Insurance Company of Florida                Florida
American Bankers Insurance Group, Inc.                    Florida
American Bankers Life Assurance Company of Florida            Florida
American Bankers Management Company, Inc.                Florida
American Memorial Life Insurance Company                South Dakota
American Security Insurance Company                    Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima            Argentina
Assurant BARC Reinsurance Limited                    Turks & Caicos
Assurant Chile Compañia de Seguros Generales S.A.                Chile
Assurant Co., Ltd                                United Kingdom
Assurant Consulting Company, Limited.                    China
Assurant Danos Mexico S.A.                        Mexico
Assurant Deutschland GmbH                        Germany
Assurant Direct Limited                            United Kingdom
Assurant Direta Corretora de Seguros Ltda                    Brazil
Assurant General Insurance Limited                    United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.                Mexico
Assurant Holdings France SAS                        France
Assurant Intermediary Ltd.                        United Kingdom
Assurant International Division Limited                    Malta
Assurant Italia Agenzia di Assicurazioni s.r.l.                Italy
Assurant Life Limited                            United Kingdom
Assurant Life of Canada                            Canada
Assurant New Ventures, Incorporated                    Florida
Assurant Payment Services, Inc.                        Florida
Assurant Reinsurance of Turks & Caicos, Ltd.                Turks & Caicos
Assurant Seguradora S.A.                            Brazil
Assurant Service Protection, Inc.                        Oklahoma
Assurant Services (UK) Limited                        United Kingdom
Assurant Services Argentina, S.A.                        Argentina
Assurant Services Canada, Inc.                        Canada
Assurant Services de Chile, SpA                        Chile
Assurant Services del Peru SAC                        Peru
Assurant Services Hong Kong Limited                    Hong Kong
Assurant Services Italia s.r.l.                        Italy
Assurant Services Korea Limited                        South Korea
Assurant Services Limited                            Ireland
Assurant Services of Puerto Rico, Inc.                    Puerto Rico

Assurant Services, LLC                            Texas
Assurant Servicios de Mexico, S.A. de CV                    Mexico
Assurant Servicos Ltda.                            Brazil
Assurant Solutions Assistance B.V.                        Netherlands
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.    Brazil
Assurant Solutions Holding Puerto Rico, Inc.                Puerto Rico
Assurant Solutions Spain, S.A.                        Spain
Assurant Vida Mexico S.A.                        Mexico
Axios Valuation Solutions, LLC                        Texas
Blue Bananas, LLC                            Wisconsin
Broadtech, LLC                                Texas
Caribbean American Life Assurance Company                Puerto Rico
Caribbean American Property Insurance Company                Puerto Rico
Coast to Coast Dealer Services Inc. (Ontario)                Canada
Coast to Coast Dealer Services Inc. (New York)                New York
Coast to Coast Services Inc. (Ontario)                    Canada
Consumer Assist Network Association, Inc.                    Delaware
Cooperatieve Assurant Netherlands U.A.                    Netherlands
CWI Corporate                                France
CWI Distribution                                France
CWI Group                                France
CWork Financial Management LLC                    Delaware
CWork Solutions, LP                            Pennsylvania
Dental Health Alliance, LLC                        Delaware
Denticare of Alabama, Inc.                        Alabama
Digital Services (UK) Ltd.                            United Kingdom
Disability Reinsurance Management Services, Inc.                Delaware
eMortgage Logic, LLC                            Texas
Family Considerations, Inc.                        Georgia
FamilySide, Inc.                                Canada
FAS-Nationstar, LLC                            Missouri
FAS-OWB Utilities, LLC                            Texas
FAS-Tenant Access Utilities, LLC                        Texas
Federal Warranty Service Corporation                    Illinois
Field Asset Services, LLC                            Delaware
Florida Office Corp.                            Delaware
GP Legacy Place, Inc.                            Delaware
Guardian Travel, Inc.                            Florida
I.Q. Data International, Inc.                        Washington
Insureco Agency & Insurance Services, Inc. (CA)                California
Insureco, Inc.                                California
Interfinancial Inc.                                Georgia
John Alden Life Insurance Company                    Wisconsin
Lifestyle Services Group Ltd.                        United Kingdom
LSG España Ltd.                                United Kingdom
LSG Insurance (Isle of Man Limited)                    Isle of Man
MobileServ 5 Ltd.                            United Kingdom
MSDiversified Corp.                            Mississippi

National Insurance Agency                        Florida
National Insurance Institute, LLC                        Wisconsin
Protection Holding Cayman                        Cayman Islands
Reliable Lloyds Insurance Company                    Texas
Signal Financial Management LLC                        Delaware
Signal GP LLC                                Delaware
Signal Holdings LLC                            Pennsylvania
Signal Northwest LLC                            Delaware
Solidify Software, LLC                            Kansas
Solutions Cayman                            Cayman Islands
Solutions Holdings                            Cayman Islands
STAMS Holding Ltd.                            United Kingdom
STAMS Ltd.                                United Kingdom
Standard Guaranty Insurance Company                    Delaware
StreetLinks, LLC                                Indiana
Sureway, Inc.                                Delaware
TeleCom Re, Inc.                                Florida
The Signal LP                                Pennsylvania
Time Insurance Company                            Wisconsin
TrackSure Insurance Agency, Inc.                        California
TS Holdings, Inc.                                Delaware
UDC Dental California, Inc.                        California
UDC Ohio, Inc.                                Ohio
Union Security DentalCare of Georgia, Inc.                    Georgia
Union Security DentalCare of New Jersey, Inc.                New Jersey
Union Security Insurance Company                        Kansas
Union Security Life Insurance Company of New York            New York
United Dental Care of Arizona, Inc.                        Arizona
United Dental Care of Colorado, Inc.                    Colorado
United Dental Care of Michigan, Inc.                    Michigan
United Dental Care of Missouri, Inc.                    Missouri
United Dental Care of New Mexico, Inc.                    New Mexico
United Dental Care of Texas, Inc.                        Texas
United Dental Care of Utah, Inc.                        Utah
United Service Protection Corporation                    Delaware
United Service Protection, Inc.                        Florida
Voyager Group, Inc.                            Florida
Voyager Indemnity Insurance Company                    Georgia
Voyager Service Warranties, Inc.                        Florida
WePurchit.com, LLC                            Wisconsin